EXHIBIT (3)

                          COPY OF UNDERWRITING AGREEMENT
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                                 UNDERWRITING AGREEMENT

            THIS  UNDERWRITING  AGREEMENT  made this 1st day of December 1996, by
      and    between  BenefitsCorp  Equities,  Inc. (the    Underwriter  ) and
   Great-West
      Life & Annuity Insurance Company (the Insurance Company ), on its own
      behalf and  on behalf of  the FutureFunds Series  Account of  Great-West
   Life &
      Annuity Insurance Company (the  Series Account ), as follows:

            WHEREAS, the  Insurance Company has registered  the Series Account as a
      unit   investment trust  under the  Investment Company  Act of 1940,  as amended
      (the   1940 Act ) and has registered the  Contracts under the Securities
   Act
      of 1933;

            WHEREAS,   the  Underwriter  is registered as a broker dealer with
   the
      Securities   and   Exchange   Commission   (the     SEC   )   under  the
   Securities
      Exchange Act of 1934, as amended (the 1934 Act ), and is a member of the
      National Association of Securities Dealers, Inc. (the  NASD ); and

            WHEREAS,  the  Insurance Company and the Series Account  desire to have
      the  Contracts  sold  and  distributed  through  the   Underwriter,  and
   the
      Underwriter   is  willing  to  sell  and distribute such Contracts under the
      terms stated herein;

            NOW THEREFORE, the parties hereto agree as follows:

      1.       Representations, Responsibilities  and Warranties  of Insurance
   Company

            1.01  The Insurance Company represents that it has the  authority,
   and
      hereby  agrees   to,  grant  the  Underwriter  the  right  to  serve  as
   the
      distributor and principal underwriter of the Contracts during the term of this Agreement.

            1.02     The Insurance Company represents  and warrants that it is
   duly
      licensed   as   an   insurance company  under the  laws of  the State of
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   Colorado
      and   that  it   has  taken   all  appropriate  actions to establish the
   Series
      Account in accordance with state and federal laws.

            1.03 The Insurance Company agrees to update and maintain a current prospectus for the Contracts as required by law.

            1.04   The Insurance Company represents that it reserves the right to
      appoint  or  refuse  to  appoint,  any  proposed  associated   person of
   the
      Underwriter   as  an agent  or  broker of  the  Insurance Company.   The
   Insurance
      Company  also  retains   the  right to terminate  such agents or brokers
   once
      appointed.

            1.05    On   behalf of the  Series Account, the Insurance  Company
   shall
      furnish   the  Underwriter  with copies of all  financial statements and other
      documents    which    the  Underwriter reasonably  requests  for  use in
   connection
      with the distribution of the contracts.


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      2.    Representations, Responsibilities and Warranties of Underwriter

            2.01     Underwriter   represents   that it has  the authority and
   hereby
      agrees   to    serve as  distributor  and principal  underwriter  of the
   Contracts
      during the term of this Agreement.

            2.02     The  Underwriter   represents  that it is duly registered
   as a
      broker-dealer  under  the  1934 Act and is a member  in good standing of the
      NASD  and   to  the  extent  necessary to  offer the Contracts, shall be duly
      registered or otherwise qualified under the securities laws of any state or other jurisdiction.

            2.03     The   Underwriter  agrees   to  use  its best efforts  to
   solicit
      applications for the Contracts, and to undertake, at its own expense, to provide all sales services relative to the Contracts and otherwise to perform all duties and functions which are necessary and proper for the distribution of the Contracts.

            2.04    The  Underwriter  agrees  to  offer the Contracts for sale in
      accordance   with    the  prospectus  therefor,  then in  effect.    The
   Underwriter
      represents  and agrees that it is not authorized to give any information
   or
      make   any   representations  concerning   the  Contracts   other   than
   those
      contained in the current prospectus as filed with the SEC or in such sales literature as may be authorized by the Insurance Company.

            2.05. The Underwriter shall  be fully responsible for carrying out its
      sales,  underwriting  and  compliance  supervisory obligations hereunder in
      compliance   with  the NASD Conduct Rules and all other relevant federal
   and
      state  securities laws and regulations.  Without limiting the generality of
      t h e    f oregoing,   the  Underwriter  agrees   that  it  shall   have
   full
      responsibility for:

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                  (a)     ensuring that  no  person shall  offer  or sell  the
   Contracts
            o n    i ts  behalf  until  such  person  is  duly  registered  as
   a
            representative of the Underwriter, and duly licensed and appointed by the Insurance Company;

                  (b)     ensuring that  no  person shall  offer or  sell  the
   Contracts
            on   its  behalf  until  the Underwriter  has confirmed  that  the
   Insurance
            Company   is   appropriately  licensed, or  otherwise qualified to
   offer
            and  sell  such  Contracts  under  the federal securities laws and any
            applicable   state  or jurisdictional  securities and/or insurance
   laws
            in each state or jurisdiction in which such Contracts may be lawfully sold;

                  (c)    continually  training,  supervising, and  controlling
   all
            registered  representatives  and  other agents of the  Underwriter for
            purposes   of   complying  with  the NASD Conduct  Rules and  with
   federal
            and state securities laws which may be applicable to the offering and sale of the Contracts.  In this respect, the Underwriter shall:


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                        (1)     conduct   training  programs   (including  the
   preparation
                  and  utilization of training materials) as is necessary,  in the
                  Underwriter   s  opinion,  to  comply  with  applicable laws
   and
                  regulations;

                        ( 2  )         establish  and   implement   reasonable
   written
                  procedures for the supervision of the sales practices of
                  agents, representatives  or brokers who  sell the Contracts;
   and

                        (3) take reasonable steps to ensure that its associated
                  persons shall not make recommendations to an applicant to
                  purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicants; and

                  (d)   supervising and ensuring compliance with NASD rules of
   all
            administrative functions performed by the Underwriter with respect to
            the   offering  and  sale   of  the  Contracts and representations
   with
            respect to the Series Account.

            2.06     The  Underwriter, or  its  affiliates, on  behalf  of the
   Insurance
      Company,    shall    apply  for  the proper  insurance  licenses  in the
   appropriate
      states  or  jurisdictions  for  the  designated  persons associated with the
      Underwriter  or  with  independent   broker-dealers  which have  entered
   into
      agreements  with  the   Underwriter  for  the   sale  of  the Contracts.
   The
      Underwriter agrees to pay all licensing or other fees necessary to properly authorize such persons for the sale of the Contracts.

            2.07     The  Underwriter shall have the responsibility for paying
   (i)
      all  commissions  or other  fees to its associated persons which are due for
      the   sale  of the  Contracts and (ii)  any compensation  to independent
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   broker-
      dealers  and   their  associated   persons  due   under the terms of any
   sales
      agreements    between   the    Underwriter   and    such broker-dealers.
   Provided,
      however,  the   Insurance  Company  retains the ultimate right to reject
   any
      commission   rate    allowed   by    the Underwriter.    Furthermore, no
   associated
      person or  independent  broker-dealer  shall  have  an interest  in  the surrender
      charges,  deductions   or  other   fees  payable  to Underwriter  as set
   forth
      herein.   The Underwriter shall have the responsibility for  calculating
   and
      furnishing  periodic reports to the Insurance Company as  to the sale of the
      Contracts,   and   as  to the  commissions and  service fees payable  to
   persons
      selling the Contracts.

      3.     Records and Confidentiality

            3.01    The  Insurance  Company and the Underwriter shall cause to be
      maintained   and preserved for  the periods  prescribed, such  accounts, books,
      records,  files  and   other  documents  and  materials  (  Records ) as
   are
      required  of   it  by  the  1940  Act  and  any  other  applicable  laws
   and
      regulations.    The Records of the Insurance Company, the Series Account
   and
      the Underwriter as to all transactions hereunder shall be maintained so as


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      to   disclose   clearly  and  accurately  the   nature  and  details  of
   the
      transactions.

            3.02    The  Underwriter  shall  cause  the  Insurance  Company to be
      furnished  with   such   Records, or  copies thereof,  as the  Insurance
   Company
      may  reasonably   request  for  the  purpose  of  meeting  its reporting
   and
      recordkeeping requirements under the insurance laws of the State of
      Colorado and any other applicable states or jurisdictions.

            3.03    The  Insurance  Company  shall  cause  the  Underwriter to be
      furnished  with  any  Records,  or  copies   thereof, as the Underwriter
   may
      r e  a sonably  request  for  the  purpose   of  meeting  its  reporting
   and
      recordkeeping  requirements  under  the   federal  securities  laws   or
   the
      securities laws of any inquiring jurisdiction.

            3.04     The  Underwriter agrees and understands  that all Records
   shall
      be   the sole property  of the Insurance Company and  that such property shall
      be  held  by  the   Underwriter,  or  its  agents  during  the   term of
   this
      agreement.    Upon   termination,  all  Records  shall  be  returned  to
   the
      Insurance Company.

            3.05       Insurance  Company  agrees  and  understands  that  the
   Underwriter
      may   maintain   copies  of   the  Records   as   is  required   by  any
   relevant
      securities law, the SEC, the NASD or any other self regulatory agency.

            3.06     Underwriter  shall  establish   and  maintain  facilities
   and
      procedures  for  the  safekeeping  of  all  Records  relative   to  this
   Agreement.

            3.07    The  parties  hereto agree that all  Records pertaining to the
      business  of  the  other  party which are exchanged or received pursuant to
      this   Agreement,   shall    remain   confidential   and  shall  not  be
   voluntarily
      disclosed  to any other person, except to the extent disclosure  thereof
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   may
      be required by law.  All such confidential information in the possession of
      each   of the parties hereto shall be returned to the party from whom it was
      obtained upon the termination or expiration of this Agreement.

      4.  Relationship of the Parties

            4.01 Notwithstanding anything in this Agreement to the contrary, the
      Underwriter or the Insurance Company may enter into sales agreements with independent broker-dealers for the sale of the Contracts.

            4.02     All   such sales agreements as described  in 4.01, above,
   which
      are   entered into by  the Insurance  Company or  the Underwriter  shall provide
      that   each  independent  broker-dealer  will assume full responsibility for
      continued  compliance by  itself and  its associated  persons with  NASD
   Conduct
      Rules   and    applicable   federal   and  state securities  laws.   All
   associated
      persons of such independent broker-dealers soliciting applications for the
      Contracts shall be duly and appropriately licensed and/or appointed for the sale of the Contracts under the insurance laws of the applicable state or jurisdiction in which the Contracts may be lawfully sold.

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            4.03   The  services  of  the Underwriter  to the  Series  Account hereunder
      are not to be deemed exclusive and the Underwriter shall be free to render similar services to others so long as the services rendered hereunder are not interfered with or impaired.

      5.  Term and Termination

            5.01    Subject   to  termination,  the  Agreement shall remain in
   full
      force   and effect  for one year, and  shall continue in  full force and effect
      from year to  year until terminated as provided below.   Each additional
   year
      shall be an additional term of this Agreement.

            5.02  This Agreement may be terminated:

                  (a) by either party upon sixty (60) days written notice to the other party;

                  (b)     immediately,  upon  written  notice   in  the  event
   of
                  bankruptcy or insolvency of one party;

                  (c)  at any time upon mutual written consent of the parties;


                  (d)      immediately   in   the   event   of its assignment;
   provided
                  however,     assigned   shall  not  include any  transaction
   exempted
                  from section 15(b)(2) of the 1940 Act;

                  (e)     immediately   in the event  that the  Underwriter no
   longer
                  qualifies as  a broker-dealer under  applicable federal law;
   and

                  (f)          immediately     in    the     event  of  fraud,
   misrepresentation,
                  conversion or unlawful withholding of funds by a party.


            5.03    Upon  termination of  this Agreement,  all  authorization, rights,
      and  obligations   shall   cease   except   the   obligations to  settle
   accounts
      hereunder,    including    payments    or    premiums  or  contributions
   subsequently
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      received   for  Contracts   in  effect   at  the time  of termination or
   issued
      pursuant to applications received by the Insurance Company prior to termination.

            5.04 After notice of termination, the parties agree to cooperate to effectuate an orderly transition of all accounts, payments and Records.

      6.  Miscellaneous



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            6.01     This Agreement shall  be subject to the provisions of the
   1940
      Act,  the  1934  Act and the rules, regulations and rulings  thereunder.
   In
      addition  it   shall  be  subject to the  rulings of the NASD, as issued
   from
      time  to  time, and any exemptions from the  1940 Act the SEC may grant.
   All
      terms   of    this   Agreement   will  be interpreted  and  construed in
   accordance
      with compliance of this section 6.01.

            6.02    Except   as  otherwise provided,  Underwriter acknowledges
   that
      Insurance  Company   retains   the overall right  and responsibility  to
   direct
      and control the activities of the Underwriter.

            6.03    If   any  provisions  of  this Agreement shall be  held or
   made
      invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall remain in full force and effect.

            6.04     This  Agreement  constitutes the entire Agreement between
   the
      parties   hereto   and   may   not   be   modified  except in  a written
   instrument
      executed by all the parties hereto.

            6.05 This Agreement shall be governed by the internal laws of the
      State of Colorado.

            IN  WITNESS  WHEREOF,  the  parties  have caused this Agreement to be
      signed   by  their  respective duly authorized officers  and have caused their
      respective seals to be affixed hereto, as of the day and year first written above.


                                    Great-West Life & Annuity Insurance
                                      Company



      /s/ Joan Preyer         By:   /s/ William T. McCallum
      Witness:                      William T. McCallum
                                    President and Chief Executive
                                      Officer
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                                    BenefitsCorp Equities, Inc.


      /s/ Shelley R. Fredrick By:   /s/ Charles P. Nelson
      Witness:                      Charles P. Nelson
                                    President


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